SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 21, 2007

Aspire Japan, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

(FORMER NAME))

DELAWARE	000-51193
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4695 MacArthur Court
11th Floor
Newport Beach, CA 92660

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(949) 798-6138
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Daisuke David Nakajima tendered his verbal resignation as the Company’s President, Chief Executive Officer, Chief Marketing Officer, and Director effective December 21, 2007.  The Company has an employment agreement with Mr. Nakajima; in lieu of this employment agreement the Company is currently finalizing a written severance agreement with Mr. Nakajima.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Ken Osako the Company’s current CFO and Chairman of the Board of Directors was appointed as the Company’s President and Chief Executive Officer each as of December 21, 2007.

No transactions have occurred in the last two years to which the Company was a party in which Daisuke David Nakajima had or is to have a direct or indirect material interest.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspire Japan, Inc.

By:	/s/ Ken Osako
Ken Osako, President, and Chief Executive Officer

Dated: December 21, 2007